As filed with the Securities and Exchange Commission on July 31,2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

222 Third Street, Suite 2241
Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

VBI Vaccines Inc. Incentive Plan

(Full title of the plan)

VBI Vaccines Inc.

222 Third Street, Suite 2241

Cambridge, MA 02142

(Name and address of agent for service)

(617) 830-3031

(Telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.

Jayun Koo, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Telephone: (212) 659-7300

Facsimile: (212) 884-8234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	[ ]	Accelerated Filer	[X]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Shares, no par value (reserved for issuance under the VBI Vaccines Inc. Incentive Plan (the “Plan”))	16,900,327 Common Shares	$4.05	$68,446,324.35	$8,884.33

TOTAL	16,900,327 Common Shares	N/A	$68,446,324.35	$8,884.33

(1)	Represents the additional common shares, no par value (“Common Shares”) of VBI Vaccines Inc., a corporation organized under the laws of British Columbia, Canada (the “ Registrant ”) that were automatically added to the shares authorized for issuance under the Plan and reserved for future issuance, pursuant to a provision contained in the Plan which allows the aggregate number of Common Shares reserved for issuance under the Plan together with any other security-based compensation arrangement of the Registrant to be up to ten percent (10%) of the aggregate issued and outstanding Common Shares from time to time. In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional Common Shares that become issuable under the Plan by reason of any share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding Common Shares.

(2)	Estimated solely for the purpose of calculating the registration fee: (i) in accordance with Rule 457(c) and Rule 457(h) under the Securities Act with respect to 16,900,327 Common Shares issuable under the Plan based on the average of the high and low prices per Common Share as reported by The Nasdaq Capital Market on July 29, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers an additional 16,900,327 Common Shares, no par value per share, issuable under the VBI Vaccines Inc. Incentive Plan, as amended (the “Plan”), which became effective on May 6, 2016. The Plan is a rolling incentive plan that sets the number of common shares issuable under the Plan, together with any other security-based compensation arrangement of the Company, at a maximum of 10% of the aggregate common shares issued and outstanding on a non-diluted basis at the time of any grant under the Plan.

Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the contents of its registration statements, including all exhibits filed therewith or incorporated therein by reference, filed on Form S-8 on July 20, 2018 (File No. 333-226261 and on June 21, 2016 (File No. 333-212160).

I-1

Part II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and other information, which have been filed with or furnished to the United States Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 5, 2020;

●	the portions of our definitive proxy statement on Schedule 14A that are deemed “filed” with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed with the Commission on April 28, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the Commission on May 6, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the Commission on July 31, 2020;

●	our Current Reports on Form 8-K, filed with the Commission on each of January 10, 2020, January 15, 2020, March 2, 2020, March 3, 2020, March 13, 2020, March 31, 2020, April 24, 2020, April 27, 2020, May 15, 2020, May 27, 2020, May 29, 2020, June 17, 2020, June 22, 2020 and July 2, 2020; and

●	the description of our common shares which is included in the Form 8-A filed with the Securities and Exchange Commission on May 5, 2016, including any amendments and reports filed for the purpose of updating such description.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit
No.	Description
4.1	Articles (incorporated by reference to Exhibit 3.1 to the registration statement on Form F-4 (SEC File No. 333-208761), filed with the SEC on December 23, 2015).
4.2	Notice of Articles (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the registration statement on Form F-4 (SEC File No. 333-208761), filed with the SEC on February 5, 2016).
4.3	Form of Notice of Alteration (incorporated by reference to Exhibit 3.3 to Amendment No. 1 to the registration statement on Form F-4 (SEC File No. 333-208761) filed with the SEC on February 5, 2016).
5.1	Opinion of Stikeman Elliott LLP.
23.1	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Stikeman Elliott LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement).
99.1	2016 VBI Vaccines Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K (SEC File No. 001-37769), filed with the SEC on March 20, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on July 31, 2020.

VBI VACCINES INC.

By:	/s/ Jeff Baxter
Name:	Jeff Baxter
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Jeff Baxter and Christopher McNulty, severally, his or her true and lawful attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeff Baxter	President, Chief Executive Officer and Director
Jeff Baxter	(Principal Executive Officer)	July 31, 2020

/s/ Christopher McNulty	Chief Financial Officer and Head of Business Development
Christopher McNulty	(Principal Financial and Accounting Officer)	July 31, 2020

/s/ Steven Gillis
Steven Gillis	Chairman of the Board	July 31, 2020

/s/ Michel De Wilde
Michel De Wilde	Director	July 31, 2020

/s/ Blaine McKee
Blaine McKee	Director	July 31, 2020

/s/ Joanne Cordeiro
Joanne Cordeiro	Director	July 31, 2020

/s/ Damain Braga
Damain Braga	Director	July 31, 2020

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the Registrant’s duly authorized representative has signed this Registration Statement on Form S-8, solely in the capacity of the duly authorized representative of the Registrant in the United States, on July 31, 2020.

VBI VACCINES (DELAWARE) INC., a Delaware corporation
(Authorized U.S. Representative)

By:	/s/ Jeff Baxter
Name:	Jeff Baxter
Title:	President and Chief Executive Officer